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                                                                    EXHIBIT 23.1

                        CONSENT OF PANNELL KERR FORSTER

     We hereby consent to the inclusion in the Registration Statement on Form S-3 of JAKKS Pacific, Inc. of our report dated February 22, 1999, except for note 18, for which the date is March 1, 1999, and Note 1 (Stock split), for which the date is November 4, 1999, on our audits of the consolidated financial statements of JAKKS Pacific, Inc. as of December 31, 1997 and 1998, and for each of the three years in the period ended December 31, 1998 and to the incorporation by reference of our report in any registration statement relating to the offering to which this Registration Statement relates filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

     We also hereby consent to the reference to our firm as "Experts" in the Registration Statement.

                                          /s/ PANNELL KERR FORSTER
                                          --------------------------------------
                                          Pannell Kerr Forster
                                          Certified Public Accountants
                                          A Professional Corporation

Los Angeles, California
November   , 1999